UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2018

ALMOST FAMILY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09848	06-1153720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223

(Address of Principal Executive Offices)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger (as defined below), on April 2, 2018, Almost Family, Inc. (“Almost Family” or the “Company”), terminated its credit facility (the “Credit Facility”) evidenced by that certain Amended and Restated Credit Agreement dated as of December 5, 2016 among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. In connection with the consummation of the Merger, the outstanding balance of approximately $107.3 million under the Credit Facility was repaid.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2018, Almost Family completed its previously announced merger of equals business combination with LHC Group, Inc. (the “LHC Group”) as contemplated by that certain Agreement and Plan of Merger, dated as of November 15, 2017 (the “Merger Agreement”), by and among the Company, LHC Group and Hammer Merger Sub, Inc., a wholly owned subsidiary of LHC Group (“Merger Sub”). On April 1, 2018 and pursuant to the Merger Agreement, Merger Sub merged with and into Almost Family (the “Merger”), with Almost Family continuing as the surviving entity in the Merger and a wholly owned subsidiary of LHC Group.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Almost Family (the “Almost Family Common Stock”), other than certain cancelled shares, was converted into the right to receive 0.9150 shares of LHC Group’s common stock (the “LHC Group Common Stock”) and cash in lieu of any fractional shares of any LHC Group Common Stock that Almost Family shareholders would otherwise have been entitled to receive.

Also, each outstanding stock option of the Company was converted into an option to purchase 0.9150 shares of LHC Group Common Stock at an exercise price per share equal to the quotient of the exercise price of the Company option divided by 0.9150, and the option shall otherwise remain subject to the same vesting terms and other conditions. In addition, each outstanding share of restricted stock of the Company will be converted into a restricted share of LHC Group subject to the same vesting terms and other conditions (except that the performance condition of performance-based stock awards will be deemed satisfied at the maximum level of performance and the shares will vest solely on the basis of time).

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2017 and incorporated herein by reference.

On March 29, 2018, LHC Group and Almost Family issued a joint press release announcing the results of the proposals considered at each company’s special meeting. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) on April 2, 2018 that each outstanding share of Almost Family Common Stock was cancelled and automatically converted into the right to receive 0.9150 shares of LHC Group Common Stock and cash in lieu of any fractional shares of any LHC Group Common Stock that Almost Family shareholders would otherwise have been entitled to receive. The Company also requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Almost Family Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of Almost Family Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, all of the members of the Board of Directors of the Company prior to the Merger were removed from the Company’s Board of Directors and all committees thereof, effective as of the Effective Time. The members of the Board of Directors of the Company immediately after consummation of the Merger are Keith G. Myers, C. Steven Guenthner and Joshua L. Proffitt.

In connection with the completion of the Merger, as permitted by the Merger Agreement, the compensation committee of the Company’s board of directors accelerated the vesting of all equity awards held by the officers and directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended as of the Effective Time so that they read the same (except with respect to the name of the Company) as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time. Copies of the amended certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 29, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”). Of the 13,991,588 issued and outstanding shares of the Almost Family Common Stock entitled to vote at the meeting, 11,858,559 of the shares voted in person or by proxy, representing 84.75% of the total eligible voting shares.

The following three proposals were submitted to a vote of the Company’s stockholders at the Special Meeting and the final voting results for each proposal are set forth below.

1.	The stockholders approved the adoption of the Merger Agreement. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
11,845,295	8,683	4,581	—

2.	The stockholders did not approve, on a non-binding basis, the specific compensatory arrangements relating to the Merger between the Company and its named executive officers. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
4,213,300	7,623,581	21,678	—

3.	The stockholders approved any motion to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
11,367,869	485,916	4,774	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amended and Restated Certificate of Incorporation of Almost Family, Inc.

3.2	Second Amended and Restated Bylaws of Almost Family, Inc.

99.1	Joint Press Release of LHC Group, Inc. and Almost Family, Inc., issued March 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALMOST FAMILY, INC.
(Registrant)

By:	/s/ C. Steven Guenthner
C. Steven Guenthner President

Date: April 2, 2018